UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 31, 2025
KONTOOR BRANDS, INC.

(Exact name of registrant as specified in charter)

North Carolina	001-38854	83-2680248
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
400 N. Elm Street
Greensboro, North Carolina 27401
(Address of principal executive offices)
(336) 332-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, no par value	KTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On May 31, 2025, Kontoor Brands, Inc. (the “Company”) acquired all of the issued and outstanding share capital of CTC Triangle B.V., a Netherlands private limited liability company, which is the parent of a group of companies (the “Group Companies”) operating Helly Hansen, the global outdoor and workwear brand (the “Acquisition”). The Acquisition was consummated in accordance with the terms and conditions of that certain Share Purchase Agreement, dated as of February 18, 2025, among the Company, Canadian Tire Corporation, Limited and Kontoor Nordic Holdings AS, a wholly-owned subsidiary of the Company. The Company filed the Purchase Agreement with the Securities and Exchange Commission on February 21, 2025 as Exhibit 2 to its Current Report on Form 8-K dated February 18, 2025.
The consideration paid for the Acquisition was approximately $960 million, which includes working capital and other closing adjustments. The Company financed the Acquisition through a combination of excess cash on hand and by borrowing under its Second Amended and Restated Credit Agreement, dated as of April 8, 2025. The Company filed its Second Amended and Restated Credit Agreement with the Securities and Exchange Commission on April 8, 2025 as Exhibit 10.1 to its Current Report on Form 8-K dated April 8, 2025.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On June 2, 2025, Andrew E. Page resigned from the Board of Directors of the Company (the “Board”) including all committees thereof, effective immediately, and the size of the Board was reduced to seven members.
Mr. Page was a member of the Audit Committee and the Talent and Compensation Committee of the Board. Mr. Page resigned voluntarily in conjunction with the closing of the Acquisition as Helly Hansen is a competitor to a brand owned by the company where Mr. Page currently serves as Chief Financial Officer. Mr. Page’s decision was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Page was a valued member of the Board of Directors and the Company thanks Mr. Page for his service and contributions to the Company.
Item 9.01. Financial Statements and Exhibits.
(a) The required financial statements of the Group Companies will be filed by amendment to this Current Report on Form 8-K not later than August 15, 2025 (which is 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed).
(b) The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than August 15, 2025 (which is 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed).
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
99	Press release issued by Kontoor Brands, Inc., dated June 2, 2025, announcing the closing of the acquisition of Helly Hansen.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONTOOR BRANDS, INC.
Date: June 2, 2025	By:	/s/ Thomas L. Doerr, Jr.
	Name:	Thomas L. Doerr, Jr.
	Title:	Executive Vice President, General Counsel and Secretary